Exhibit 23.1

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-3800
info@staleyokada.com
www.staleyokada.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Zone Mining Limited Form SB-2, of our report dated 27 April 2005, accompanying the financial statements of Zone Mining Limited for the period from inception (31 January 2005) to 31 March 2005 which is part of the registration statement and the reference to us under the heading "Experts" in such registration statement.

"Stayley, Okada & Partners"

Vancouver, B.C. Canada	STALEY, OKADA & PARTNERS
30 May 2005	Chartered Accountants